                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Gainsco, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 12, 1997

TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of GAINSCO, INC. will be held at the Company's offices at 500 Commerce Street, Fort Worth, Texas, on May 12, 1997 at 2:00 p.m. (C.D.T.) for the following purposes:

     1. To elect a Board of Directors consisting of nine persons.

     2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only Shareholders of record as of the close of business on March 14, 1997, will be entitled to notice of or to vote at this Meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1996, is enclosed herewith.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Sam Rosen,
                                            Secretary

Fort Worth, Texas
Dated March 31, 1997

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                                PROXY STATEMENT

                                    For The

                        ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on May 12, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GAINSCO, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held at the Company's offices at 500 Commerce Street, Fort Worth, Texas, on
May 12, 1997, at 2:00 p.m. (C.D.T.) and at any adjournment thereof. This Proxy Statement and the form of proxy were sent to security holders on or about
March 31, 1997.

     The cost of soliciting proxies is being paid by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of approximately $4,500 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 909 Third Avenue, New York, NY 10022-4799.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares shall be voted in favor of the recommendations of the Board of Directors. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's $.10 par value common stock ("Common Stock") of record as of the close of business on March 14, 1997, will be entitled to vote on matters presented at the Meeting. On March 14, 1997, there were outstanding 21,100,353 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock will be entitled to one vote on all matters presented at the Meeting. A majority of the issued and outstanding shares of Common Stock on the record date shall constitute a quorum. There will be no cumulative voting for members of the Board of Directors. Directors are elected by plurality vote and, therefore, the nine nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares represented at the Meeting in person or by proxy shall be counted in determining the presence of a quorum. Abstentions and broker non-votes will not be considered part of the voting power present with respect to any matter on which such shares abstain or do not vote, which will have the effect of reducing the number of shares voting affirmatively that will be required to approve a matter requiring a majority vote. Approval of the appointment of the independent auditors for the coming year requires only a favorable majority vote, and therefore, assuming a quorum is present, if more shares vote "for" approval than vote "against" approval of this matter, it will pass.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 1997, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission) by (i) each director and director nominee, (ii) each executive officer named in the Summary Compensation Table and (iii) all of the executive officers of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

                                     Amount and Nature of Beneficial Ownership
                                     -----------------------------------------

                                                 Number of
Name of Beneficial Owner                          Shares       Percent
------------------------                         ---------     -------

Joseph D. Macchia...........................   2,462,474/(1)/     11.4%
Joel C. Puckett.............................     429,621/(2)/      2.0%
Jack L. Johnson.............................     202,351/(3)/        *
Sam Rosen...................................     174,165/(4)/        *
Norman J. E. Roe............................     147,605/(5)/        *
Daniel J. Coots.............................      99,533/(6)/        *
John H. Williams............................      28,962/(7)/        *
Harden H. Wiedemann.........................      25,484/(8)/        *
Mark D. Brissman............................      14,936/(9)/        *
Richard A. Laabs............................      6,847/(10)/        *
John C. Goff................................              -0-        *
Robert J. McGee.............................              -0-        *
Executive officers as a group (10 persons)..  3,202,909/(11)/     14.8%
___________________________
     *Less than 1%

(1) Includes 29,522 shares of Common Stock held by Mr. Macchia's IRA, 8,001 shares of Common Stock held by an IRA of Mr. Macchia's wife and 305,983 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Macchia as beneficiary. Also includes 26,621 shares of Common Stock that Mr. Macchia has the right to acquire within 60 days through the exercise of options granted under the 1995 Stock Option Plan.

(2) Includes 51,927 shares of Common Stock held by the Joel Puckett Self-Employed Retirement Trust and 126,501 shares of Common Stock that Mr. Puckett has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(3) Includes 45,124 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Johnson as beneficiary and 41,555 shares of Common Stock that Mr. Johnson has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(4) Includes 3,163 shares held by an IRA of Mr. Rosen's wife. Mr. Rosen disclaims beneficial ownership of those shares. Also includes 35,065 shares held for the benefit of Mr. Rosen by the Shannon, Gracey, Ratliff & Miller, L.L.P. Profit Sharing Plan, 3,163 shares of Common Stock held by Mr. Rosen's IRA and 56,864 shares of Common Stock that Mr. Rosen has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans. Mr. Rosen is a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. That firm, or its predecessors, has been general counsel to the Company since 1979. The company intends to retain that firm as its general counsel during the current fiscal year.

(5) Includes 36,746 shares of Common Stock that Mr. Roe has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(6) Includes 37,498 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Coots as beneficiary and 53,514 shares of Common Stock that Mr. Coots has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(7) Includes 28,345 shares of Common Stock that Mr. Williams has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(8) Includes 20,237 shares of Common Stock that Mr. Wiedemann has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(9) Includes 2,032 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Brissman as beneficiary and 12,904 shares of Common Stock that Mr. Brissman has the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(10) Includes 6,847 shares of Common Stock that Mr. Laabs has the right to acquire within 60 days through the exercise of options granted under the 1995 Stock Option Plan.

(11) Includes 430,389 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of executive officers and 316,275 shares of Common Stock that executive officers of the Company have the right to acquire within 60 days through the exercise of options granted under the 1990 and 1995 Stock Option Plans.

(12) Participants in the Profit Sharing Plan of the Company have no voting power with regard to shares held for their benefit but have sole disposition power.

FIVE PERCENT SHAREHOLDERS

     The following table sets forth, as of December 31, 1996, information with respect to each person known by the Company to own beneficially more than 5% of the Common Stock of the Company:

                                   Amount and Nature     Percent
          Name and Address      of Beneficial Ownership  of Class
          ----------------      -----------------------  --------

      (1) Joseph D. Macchia             2,462,474          11.41
          1409 Indian Creek
          Fort Worth, Texas 76109

      (2) FMR Corp.                     1,784,800           8.27
          82 Devonshire Street
          Boston, MA 02109
-----------------------------------

(1) Information with regard to Mr. Macchia's beneficial ownership is provided in the preceding table. He has sole voting and disposition power of all of such shares other than (i) the shares held by his wife as to which he has no voting or disposition powers, (ii) the shares held by the Company's profit Sharing Plan over which he has no voting power but sole disposition power, and (iii) shares underlying options.

(2) This information was provided to the SEC and to the Company by FMR Corp ("FMR"), Edward C. Johnson 3d (Johnson), Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low-Priced Stock Fund ("FLPSF"). It was reported that (i) Fidelity, a wholly-owned subsidiary of FMR is a beneficial owner of 1,784,800 shares or 8.27% of the Common Stock as a result of acting as investment adviser to FLPSF, (ii) all shares were owned by FLPSF, (iii) Johnson, FMR through its control of Fidelity, and the Funds each has sole power to dispose of the 1,784,800 shares owned by the Funds, and (iv) power to vote the shares resides with the Funds' Boards of Trustees which vote the shares under written guidelines. Reference is made to the Schedule 13G filed with the Securities Exchange Commission by FMR, Johnson, Abigail P. Johnson, Fidelity and FLPSF for more detailed information on the matter summarized in this footnote.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The bylaws of the Company were amended on February 17, 1997 to provide that the Board of Directors shall consist of up to nine members. The Board of Directors has set the number of Directors at nine and has nominated the nine persons named below for election to the Board. As a result of the request of Mr. Norman J. E. Roe, who is a current member of the Board of Directors, that his name not be included as a nominee, there are three nominees for director who are not current members of the Board, Messrs. John C. Goff, Robert McGee and Daniel J. Coots.

       NAME                    AGE            POSITION WITH COMPANY
       ----                    ---            ---------------------

Joseph D. Macchia/(1)/          61         Chairman of the Board, President
                                           and Chief Executive Officer
Jack L. Johnson                 63         Senior Vice President and Director
Joel C. Puckett/(1)(2)(3)/      53         Director
Norman J. E. Roe/(1)(2)(3)/     74         Director
Sam Rosen                       61         Secretary and Director
Harden H. Wiedemann/(2)(3)/     43         Director
John H. Williams/(2)(3)/        63         Director
John C. Goff                    41         Nominee for Director
Robert J. McGee                 42         Nominee for Director
Daniel J. Coots                 45         Senior Vice President,
                                           Chief Financial Officer and
                                           Nominee for Director
----------------------
(1)  Member of the Executive Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Stock Option Plan Committee.

     The Company has an Audit Committee, an Executive Compensation Committee, and a Stock Option Plan Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing the results of their auditing engagement, and monitoring on a periodic basis the internal accounting controls of the Company. This Committee had two formal meetings in 1996. The Executive Compensation Committee establishes the compensation of officers of the Company. This Committee had one formal meeting in 1996. The Stock Option Plan Committee administers the 1990 Stock Option Plan and the 1995 Stock Option Plan of the Company and prepares recommendations to the Board of Directors on the adoption of stock option plans and the grant of stock options. This Committee had two formal meetings in 1996. The Company does not have a nominating committee.

     Directors are elected annually by the shareholders of the Company for one year and hold office until their successors are elected and have qualified. During 1996, there were a total of five meetings of the Board of Directors.

     Each director of the Company who is not an employee of the Company receives a quarterly retainer of $2,000 and a meeting fee of $500 per meeting, plus expenses incurred in attending meetings of the Board of Directors. Directors who are also employees of the Company are not separately compensated for their service as director.

     Each current director who is not an employee of the Company participates in the 1995 Stock Option Plan under which he has been awarded options to purchase 8,400 shares of stock for each year of past service as a director as of May 15, 1995, such options to become exercisable over a period ending on May 15, 1999, conditioned upon continued service as a director.

     The principal occupations of the directors and director nominees of the Company, and time served as such, are described below:

     MR. JOSEPH D. MACCHIA is the founder of the Company and has served as Chairman of the Board, President, and Chief Executive Officer since its formation in 1978. Mr. Macchia has been engaged in the property and casualty insurance business since 1961.

     MR. JACK L. JOHNSON has served as a director of the Company since 1993.
Mr. Johnson has served as Senior Vice President of the Company since 1984 and as Executive Vice President of the Company's insurance company subsidiaries since 1987. From 1979 to 1984, Mr. Johnson served as a Vice President of the Company. Mr. Johnson has been engaged in the property and casualty insurance business since 1962.

     MR. JOEL C. PUCKETT has served as a director of the Company since 1979.
Mr. Puckett is a certified public accountant with offices located in Minneapolis, Minnesota. Mr. Puckett has been engaged in the private practice of accounting since 1973.

     MR. NORMAN J. E. ROE has served as a director of the Company since 1979. Mr. Roe was President of Sebrite Corporation before retiring in 1981. Sebrite Company is engaged in the financing and insuring of mobile homes.

     MR. SAM ROSEN has served as the Secretary and a director of the Company since 1983. Mr. Rosen is a partner with the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. He has been a partner in that firm or its predecessors since 1966.

     MR. HARDEN H. WIEDEMANN has served as a director of the Company since 1989. Mr. Wiedemann has been Chairman and Chief Executive Officer of Assurance Medical, Incorporated, a company providing independent oversight of drug testing, since 1991.

     MR. JOHN H. WILLIAMS has served as a director of the Company since 1990. Mr. Williams is Senior Vice President, Investments, with Everen Securities, Inc. and has been a principal of that firm or its predecessors since May 1987. Prior to that time, Mr. Williams was associated with Thomson McKinnon Securities, Inc. and its predecessors from 1967.

     MR. JOHN C. GOFF has not previously served as a director of the Company. Since 1987 Mr. Goff has served as a senior investment advisor to and investor with Mr. Richard Rainwater. From April 1994 through late 1996 he served as Chief Executive Officer of Crescent Real Estate Equities, Inc. ("Crescent") and since late 1996 he has served as Vice Chairman of Crescent, which is a real estate investment company.

     MR. ROBERT J. MCGEE has not previously served as a director of the Company. Since 1992 Mr. McGee has served as Chairman and Chief Executive Officer of KBK Capital Corporation, a 35-year old commercial finance company. From 1989 to 1992 Mr. McGee served as Chairman of the Board and Chief Executive Officer of Texas Commerce Bank-Tarrant County and Vice Chairman, Texas Commerce Bank, N.A.

     MR. DANIEL J. COOTS has not previously served as a director of the Company. From 1987 to 1991 Mr. Coots served as Vice President, Treasurer and Chief Financial Officer of the Company. Since 1991, he has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Coots has been engaged in the property and casualty insurance business since 1983.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

     All of the present directors were elected at the last Annual Meeting of the Shareholders. Management has nominated each of the persons now serving, other than Mr. Norman J. E. Roe who has requested that he not be nominated, for election as director to serve for one year until the next annual meeting of the shareholders. Additionally, management has nominated Messrs. Goff, McGee and Coots for election as director. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as management may nominate. No family relationship exists among the directors, executive officers or nominees. Information with respect to each nominee is set forth in the section entitled "BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD."

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
      ELECTION AS DIRECTORS OF THE NINE PERSONS NOMINATED BY MANAGEMENT.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The individuals named below (the "Named Executives") include the Company's chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 1996. Information is provided for the fiscal years ending on December 31 of the three years shown.

                           SUMMARY COMPENSATION TABLE






                                                                             LONG TERM COMPENSATION
                                                                             ----------------------
                                    ANNUAL COMPENSATION                      Awards           Payouts
                                    -------------------                      ------------------------
                                                        Other     Restricted
   NAME AND                                            Annual       Stock                      LTIP        All Other
   PRINCIPAL                       Salary     Bonus    Compen-     Award(s)       Options/   Payouts      Compensation
   POSITION                  Year   ($)        ($)     sation ($)    ($)            SARs (#)     ($)        ($)/(1)
  ----------                 ----  -------   -------   ---------   ----------     --------   -------      ------------
JOSEPH D. MACCHIA            1996  210,000   751,891           -            -            -         -            20,668
Chairman, President and      1995  200,640   871,435           -            -      133,107         -            24,103
Chief Executive Officer      1994  192,000   775,862           -            -            -         -            21,557

JACK L. JOHNSON              1996  125,468   156,461           -            -            -         -            20,668
Senior Vice President        1995  120,180   234,889           -            -       91,439         -            24,000
                             1994  115,008   209,134           -            -            -         -            20,760

DANIEL J. COOTS              1996  110,475   152,696           -            -            -         -            20,668
Senior Vice President,       1995  105,516   178,038           -            -       61,895         -            24,103
Treasurer and Chief          1994  100,008   156,650           -            -            -         -            20,760
Financial Officer

MARK D. BRISSMAN             1996  120,000    60,000           -            -            -         -            20,668
Vice President               1995  115,000   124,869           -            -       43,749         -                 -
                             1994   19,167    19,363           -            -        3,769         -                 -

RICHARD A. LAABS             1996   97,125    76,777           -            -            -         -             6,756
Vice President               1995   33,750    25,363           -            -       34,238         -                 -
                             1994        -         -           -            -            -         -                 -

________________

/(1)/ Amounts contributed to or accrued for the Named Executives under the Profit Sharing Plan of the Company.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL
YEAR END OPTION VALUES

     The following table summarizes for each of the Named Executives the number of stock options, if any, exercised during the fiscal year ended December 31, 1996, the aggregate dollar value, if any, realized upon exercise, the total number of unexercised stock options held at December 31, 1996 and the aggregate dollar value of the unexercised options held at December 31, 1996. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and the fair market value of the underlying stock at December 31, 1996, which was $9.625 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The underlying options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Company's stock on the date of exercise. There can be no assurance that the values shown will be realized.

                    AGGREGATED OPTION EXERCISES IN THE LAST
                     FISCAL YEAR AND FY-END OPTION VALUES


                           SHARES
                          ACQUIRED
                             ON         VALUE
                          EXERCISE    REALIZED      NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
NAME                         (#)         ($)        OPTIONS AT FY-END ($)    OPTIONS AT FY-END ($)
----                      ---------   --------      ---------------------    ---------------------

                                                  EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
                                                  -----------  -------------  ----------- -------------

JOSEPH D. MACCHIA                 -          -        26,621        106,486            -              -
Chairman, President
 and Chief Executive Officer

JACK L. JOHNSON                   -           -        41,555         73,152      151,588              -
 Senior Vice President

DANIEL J. COOTS                   -           -        53,514         49,516      299,166              -
 Senior Vice President,
 Treasurer and Chief
 Financial Officer

MARK D. BRISSMAN                  -           -        12,904         35,000        6,545              -
 Vice President

RICHARD A. LAABS                  -           -         6,847         27,391            -              -
 Vice President


CHANGE IN CONTROL AGREEMENTS

     The Named Executives each have Severance Agreements which are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. The Severance Agreements provide for the payment of benefits if the Named Executive is actually or "constructively" terminated following a change in control of the Company. A "change in control of the Company" is generally deemed to occur if: (A) any person becomes the beneficial owner of 25% or more of the Company's voting securities; (B) during a two-year period the majority of the Board of Directors of the Company changes without approval by two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously approved; (C) the shareholders of the Company approve a merger or consolidation with another company in which the Company's voting securities do not continue to represent at least 75% of the surviving entity; or (D) the shareholders approve a liquidation, sale or disposition of all or substantially all of the Company's assets.

     No benefits are payable if a Named Executive quits or is terminated for cause and no benefits beyond those otherwise provided by the Company are provided if a Named Executive is terminated by reason of death, disability or retirement.

     If, within two years following a change in control, a Named Executive is terminated by the Company for reasons other than cause, or if the Named Executive terminates employment for "good reason," the Named Executive will be paid a lump sum cash payment in an amount equal to two times the Named Executive's base salary; provided, however, such payment shall not be less than
1.25 times the amount reported on the Named Executive's Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. In the event such payment would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code, such payment shall be reduced to the extent necessary to make the entire payment deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Executive Compensation Committee are Messrs. Joel C. Puckett and Norman J. E. Roe, independent directors of the Company and Mr. Joseph D. Macchia, President, Chief Executive Officer and Chairman of the Board of the Company.

     No executive officer of the Company served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee") of the Board of Directors establishes the compensation policies applicable to the Company's executive officers, including its Named Executives. These policies are designed to attract and retain highly qualified executive officers and to motivate them to meet the goals established in the Company's current year and long term business plans.

     The Committee consists of two independent directors, Joel C. Puckett and Norman J. E. Roe and the Company's President and Chief Executive Officer, Joseph
D. Macchia. It is the policy of the Committee to tie current salary to the individual's overall performance and the Company's success in meeting the goals of its business plans while taking into consideration the operation of competitive factors and the general business climate in the area in which it operates. In making their determinations with regard to executive officers other than the CEO, the Committee gives considerable deference to the CEO's evaluation of the contributions made by each other executive officer during the prior year.

     The Committee provides additional short term incentives to maximize earnings through the Company's Executive Incentive Compensation Plan. Under that plan, in which all executive officers participate, a formula determined fund is divided among plan participants pro rata up to a set percent (the "base share") of their base salaries. The base share for all executive officers, other than the CEO, is established by the CEO. If funds are available in excess of the amount required to pay all participants their base share, the excess funds available under the plan are distributed at the discretion of the CEO. Since the bonus awards are paid only out of earnings which are in excess of ten percent of beginning shareholders' equity (and do not exceed ten percent of net earnings for the year), the plan provides the Company's executive officers with incentives to maximize current year profits.

     The long-term financial rewards to executive officers are closely linked to long-term corporate performance and growth in shareholder value. This is accomplished through executive officer participation in the Company's 1990 Stock Option Plan and the 1995 Stock Option Plan. Although stock options are granted to executive officers by the Company's Stock Plan Committee, the Executive Compensation Committee takes into consideration awards of Company stock options as well as his or her participation level in the Executive Incentive Compensation Plan and the Company's Profit Sharing Plan in establishing the salary of each executive officer.

     Because a key element of short-term compensation is participation in the Executive Incentive Compensation Plan which is made up of funds coming out of earnings in excess of ten percent of shareholders equity and because each executive officer's long-term financial rewards are tied directly to the creation of shareholder value, overall executive compensation is largely risk based with the financial rewards of the executive officers tied directly to the success of the Company.

     The Executive Compensation Committee establishes the salary of the CEO based in part upon historical and current profitability of the Company as measured by standard performance criteria used in the insurance industry. Some of the key measures are premiums written, claims and expense ratios, return on shareholders' equity and per share earnings of the Company. The increase in the salary of the CEO to $210,000 for fiscal 1996 from $200,640 for fiscal 1995 was based in part on his leadership over many years which has resulted in the achievement of over a 20% return on beginning shareholders' equity for each of the ten years through 1995, as well as claims and expense ratios significantly superior to industry averages over the same period. The CEO participates, together with the other executive officers, in the Executive Incentive Compensation Plan, with a base ratio (the percent of his base salary which determines his participation in the bonus fund) which has been established by contract at one-hundred percent. The CEO also is a participant in the 1990 Stock Option Plan and the 1995 Stock Option Plan.

     The Committee considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the amount of compensation a corporation may deduct as a business expense paid to its chief Executive Officer or any of its four other most highly compensation officers, to $1,000,000 in any year except to the extent that such compensation qualifies as "performance-based compensation" or meets other exceptions not here relevant. During 1995 the Committee obtained the agreement of the Company's CEO to accept as deferred compensation any portion of his compensation which, because of the provisions of
Section 162(m) would not be deductible for federal income tax purposes.
However, since none of the CEO's compensation for 1996 was affected by Section 162(m), none of it was deferred.

                       EXECUTIVE COMPENSATION COMMITTEE

       Joseph D. Macchia            Joel C. Puckett     Norman J. E. Roe

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the following performance Graph shall not be incorporated by reference into any such filing.

SHARE INVESTMENT PERFORMANCE

     The following graph shows changes over the past five-year period in the value of $100.00 invested in: (1) the Company's Common Stock; (2) the Standard & Poor's 500 Index; and (3) the Standard & Poor's Property-Casualty Insurance Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                                  Five-Year Cumulative Total Return
                                  Value of $100 Invested 12/31/91
                                  For Fiscal Years Ended December 31

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                               (Proposal No. 2)

     Action is to be taken by the shareholders at the Meeting with respect to the approval of the selection, by the Company's Board of Directors, of KPMG Peat Marwick LLP to be the independent auditors of the Company for the current fiscal year. KPMG Peat Marwick LLP, or its predecessor, has served as the Company's independent auditors since 1984. The Company has been advised that KPMG Peat Marwick LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG Peat Marwick LLP.

     A representative of KPMG Peat Marwick LLP will be present at the Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF SUCH APPOINTMENT.

                      ACTION TO BE TAKEN UNDER THE PROXY

     The accompanying proxy will be voted "FOR" the election of the nine (9) persons recommended by the Board of Directors and named under "BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD" as nominees for director of the Company and "FOR" approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors unless the proxy is marked in such a manner as to withhold authority to so vote. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no matters, other than the election of directors and the approval of the appointment of KPMG Peat Marwick LLP to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                   DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Proxy Statement for the 1998 Annual Meeting of Shareholders must be received at the principal executive offices of the Company on or before December 1, 1997.

                                ANNUAL REPORTS

FORM 10-K

     The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on March 31, 1997. Requests for copies of such report should be directed to Investor Relations, 500 Commerce Street, Fort Worth, Texas 76102, (817)336-2500.

 1996 ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996 is enclosed herewith. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING.

                                 GAINSCO, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Joseph D. Macchia and Daniel J. Coots, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of GAINSCO, INC. held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders to be held on May 12, 1997, or any adjournment thereof.

1.ELECTION OF DIRECTORS
                     [_FOR]all nominees listed    [_WITHHOLD]AUTHORITY to
                       below (except asmarked to    vote for all nominees
                       the contrary below, see      listed below
                       instructions)

  Joseph D. Macchia, Jack L. Johnson, Joel C. Puckett, Sam Rosen, Harden H. Wiedemann, John H. Williams, John C. Goff, Robert McGee, Daniel J. Coots

  Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

  -----------------------------------------------------------------------------

2.[_] FOR [_] AGAINST[_] ABSTAIN on approval of appointment of KPMG Peat
                       Marwick LLP as the Company's independent auditors.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS
        AS MAY PROPERLY COME BEFORE THE MEETING.

 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE


  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSALS 1 AND 2. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IN THE ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                              Dated: ____________________, 1997

                                              _________________________________
                                                 (Signature of shareholder)

                                              _________________________________
                                                 (Signature if held jointly)

                                              Receipt of Notice of the Annual
                                              Meeting of Shareholders and the
                                              accompanying Proxy Statement is
                                              hereby acknowledged. Please sign
                                              exactly as name appears on this
                                              card. When shares are held by
                                              joint tenants, both should sign.
                                              When signing as attorney, as
                                              executor, administrator,
                                              trustee, or guardian, please
                                              give full title as such. If a
                                              corporation, please sign in full
                                              corporate name.